EXHIBIT (a)(1)(D)

                           ELBIT MEDICAL IMAGING LTD.

                OFFER TO PURCHASE FOR CASH UP TO AN AGGREGATE OF
                            2,800,000 ORDINARY SHARES
                     AT A PURCHASE PRICE OF $11.40 PER SHARE

           THIS OFFER EXPIRES AT, AND TENDER OF SHARES MAY BE WITHDRAW PRIOR TO, 5:00 P.M., NEW YORK CITY TIME, 12:00 MIDNIGHT, ISRAEL TIME,
                             ON DECEMBER 27, 2004,
                          UNLESS THE OFFER IS EXTENDED

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                                                               November 23, 2004

TO OUR CLIENTS:

Enclosed for your consideration are the Offer to Purchase dated November 23, 2004 (the "OFFER TO PURCHASE"), and the related Letter of Transmittal (which together constitute the "OFFER") setting forth an offer by Elbit Medical Imaging Ltd., a company organized under the laws of the State of Israel (the "COMPANY"), to purchase up to 2,800,000 Ordinary Shares, par value NIS 1.00 per share (the "ORDINARY SHARES" or "SHARES") at a price of $11.40 per Share (subject to withholding taxes, as applicable) (the "PURCHASE PRICE") in cash, upon the terms and subject to the conditions set forth set forth in the Offer.

The Company will, upon the terms and subject to the conditions of the Offer, pay the Purchase Price for all shares validly tendered (and not properly withdrawn) and accepted for payment by the Company, upon the terms and subject to the conditions of the Offer, including the procedures pursuant to which shares will be accepted for payment and the proration provisions. If, pursuant to the terms of, and conditions to, the Offer, certificates are submitted representing more shares than are tendered (including by reason of proration), or we do not accept tendered shares for payment for any reason, certificates evidencing unpurchased shares will be returned to the tendering shareholder (or, in the case of shares tendered by book-entry transfer pursuant to the procedure set forth in Section 3 of the Offer to Purchase, the shares will be credited to the relevant account), promptly following the expiration, termination or withdrawal of the Offer. See
Section 1 of the Offer to Purchase.

THIS OFFER IS NOT CONDITIONED UPON ANY MINIMUM NUMBER OF SHARES BEING TENDERED. HOWEVER, OTHER CONDITIONS APPLY. SEE SECTION 6 OF THE OFFER TO PURCHASE.

WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. AS SUCH, A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

Your attention is invited to the following:

(1) You may tender Shares at a price of $11.40 per Share, as indicated in the attached Instruction Form, net to you in cash.

(2) The Offer is for a maximum of 2,800,000 Shares, constituting approximately three percent of the total Shares outstanding as of November 23, 2004.

(3) The Offer and withdrawal rights will expire at 5:00 P.M., New York City time, 12 midnight Israel time, on December 27, 2004, unless the Offer is extended. Your instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf.

(4) As described in the Offer to Purchase, if, at the expiration of the Offer, more than 2,800,000 Shares have been validly tendered and not withdrawn, the Company will purchase all Shares validly tendered and not withdrawn prior to the Expiration Date, on a pro rata basis (with appropriate adjustments to avoid purchase of fractional shares). See Section 1 of the Offer to Purchase for a discussion of proration.

(5) Tendering shareholders who are registered holders will not be obligated to pay any brokerage commissions, solicitation fees or, subject to Instruction 6 of the Letter of Transmittal, stock transfer taxes on the Company's purchase of Shares pursuant to the Offer. However, a tendering stockholder who holds Shares through a broker, dealer or custodian may be required by such entity to pay a service charge or other fee.

THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED THE OFFER. HOWEVER, NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO SHAREHOLDERS AS TO WHETHER TO TENDER SHARES OR REFRAIN FROM TENDERING THEIR SHARES. EACH SHAREHOLDER MUST MAKE THE DECISION WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER.

If you wish to have us tender any or all of your Shares held by us for your account upon the terms and subject to the conditions set forth in the Offer to Purchase, please so instruct us by completing, executing and returning to us the attached Instruction Form. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form.

          YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO
         PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BY THE EXPIRATION
                               DATE OF THE OFFER.

                                INSTRUCTION FORM
             WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH UP TO AN
                   AGGREGATE OF 2,800,000 ORDINARY SHARES OF
                           ELBIT MEDICAL IMAGING LTD.
                     AT A PURCHASE PRICE OF $11.40 PER SHARE

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated November 23, 2004, and the related Letter of Transmittal (which together constitute the "Offer"), in connection with the Offer by Elbit Medical Imaging Ltd., a company organized under the laws of the State of Israel (the "COMPANY"), to purchase up to an aggregate of 2,800,000 Ordinary Shares, par value NIS 1.00 per share (the "ORDINARY Shares" or "SHARES") at a price of $11.40 per Share (subject to withholding taxes, as applicable) (the "PURCHASE PRICE") in cash, upon the terms and subject to the conditions set forth set forth in the Offer.

This will instruct you to tender to the Company the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions of the Offer.

[_] By checking this box, all Shares held by us for your account will be tendered.

If fewer than all Shares held by us for your account are to be tendered, please check the following box and indicate below the aggregate number of Shares to be tendered by us.

           [_]*                      ___________________________ SHARES

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED AND PROPERLY INSURED IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

                               Sign Here:

                               _________________________________________________

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                                                Signature(s)

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                               _________________________________________________

                               _________________________________________________
                                            Name(s) and Address

                               _________________________________________________
                                       Area Code and Telephone Number

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                               Taxpayer Identification or Social Security Number